Exhibit 10.1

CREDIT FACILITY AGREEMENT

THIS CREDIT FACILITY AGREEMENT (the “Agreement”), dated as of March 22, 2018 (the “Effective Date”), is entered into by and between Flux Power, Inc., a California corporation (“Borrower”), and Esenjay Investments, LLC (“Lender”).

WHEREAS, Borrower has requested that Lender make available to Borrower a line of credit (the “LOC”) in a maximum principal amount at any time outstanding of up to Five Million Dollars ($5,000,000), the proceeds of which shall be used by Borrower to purchase inventory and related operational support expense purposes;

WHEREAS, Lender has already extended $1,580,000 to Borrower for the purchase of inventory and related operational support expenses;

WHEREAS, Borrower and Lender both desire to memorialize the LOC pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Borrower and Lender hereby agree as follows:

1.	Credit Facility.

(a)     Subject to the sole discretion of Lender, and subject to the terms and conditions of this Agreement, Lender hereby agrees to extend a LOC of up to Five Million Dollars ($5,000,000) (the “Advances”) to Borrower from time to time from the date hereof until terminated by the parties pursuant to the Secured Promissory Note, dated the date hereof, in substantially the form attached hereto as Exhibit A (the “Note”), the terms of which are incorporated herein by this reference. The parties acknowledge that the prior $1,580,000 loan provided by Lender to Borrower will be recorded as an Advance upon the execution of the Note. All Advances shall be made pursuant the terms and obligations set forth in the Note.

(b)     For the purposes of the Advances, subject to the limitations, terms and conditions set forth in the Note, Borrower may, from time to time six months after the date in which the Advance is received, prior to the Due Date (as defined in the Note) draw down, repay, and re-borrow on the Note, by giving notice to Lender of the amount to be requested to be drawn down.

(c)     In order to secure Borrower’s performance under the Note, Borrower will provide Lender with a security interest in substantially all of the Borrower’s tangible and intangible assets in substantially the form attached hereto as Exhibit B (the “Security Agreement”), the terms of which are incorporated herein by this reference.

(d)     All Advances shall be used by Borrower for the purchase of inventory and related operational support expenses.

(e)     The Note and the Security Agreement, together with all of the other agreements, documents, and instruments heretofore or hereafter executed in connection therewith or with the Loan to be made under this Agreement, as the same may be amended, supplemented or modified from time to time, shall collectively be referred to herein as the “Loan Documents.”

Exhibit 10.1

2.     Interest Rate and Fees. Interest and fees shall accrue and be payable on the Loan as set forth in the Note.

3.     Representations and Warranties of Borrower. Borrower represents and warrants to Lender that:

(a)     Corporate Existence and Power.

(i)     Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

(ii)     Borrower has the power and authority to own its properties and assets and to carry out its business as now being conducted.

(iii)     Borrower has the power and authority to execute, deliver and perform the Loan Documents to which it is a party, to borrow and guaranty money in accordance with the terms thereof, to execute, deliver and perform its obligations under the Note and the other Loan Documents to which it is a party and any other documents made by it as contemplated hereby, and to grant to Lender liens and security interests in the Collateral (as defined in the Security Agreement) as hereby contemplated.

(b)     Authorization and Approvals. All corporate action on the part of Borrower, its board of directors, and shareholders necessary for the (a) authorization, execution, delivery and performance by it of the Loan Documents to which it is a party, and (b) the performance of its obligations under the Loan Documents, has been taken or will be taken prior to this Agreement. This Agreement and the other Loan Documents, when executed and delivered by Borrower shall constitute the valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

(c)     Pre-existing business relationship; Experience. Borrower has a pre-existing business relationship with Lender and has such knowledge and experience in financial and business matters: (a) to be capable of evaluating the merits and risks of the LOC, (b) to make an informed decision relating thereto, and (c) to protect its own interests in connection with the transaction contemplated by this Agreement.

(d)     Compliance with Laws, Etc. The execution and delivery of this Agreement and the Note hereunder does not and will not violate any requirement of law or any contractual obligation of Borrower.

(e)     Defaults. Borrower is not currently in default of any contractual obligation that would have a material adverse effect on Borrower’s business, assets or financial condition.

(f)     Litigation. There is no litigation, arbitration or other proceedings taking place, pending or to the knowledge of Borrower threatened against Borrower or any of its assets which questions the validity of this Agreement or the right of Borrower to enter into it or to consummate the transactions contemplated hereby.

4.     Representations and Warranties of Lender. Lender represents and warrants to Borrower that:

(a)     Requisite Power and Authority. Lender has all of the requisite power, authority, and capacity to execute, deliver, and comply with the terms of this Agreement, and such execution, delivery, and compliance does not conflict with, or constitute a default under, any instruments governing Lender, any law, regulation or order, or any agreement to which Lender is a party or by which the Lender may be bound. All action on Lender’s part necessary for the execution and delivery of the Agreement, the consummation of the transactions contemplated hereby, and the performance of all obligations of Lender hereunder has been taken. This Agreement has been duly executed and delivered by Lender.

Exhibit 10.1

(b)     Subordination. Lender acknowledges and agrees that Esenjay Investments, LLC and Herndon Plant Oakley (“Senior Creditors”) have a senior securities interest in the Collateral, and that the security interest in the Collateral granted by Borrower to Lender will be subordinated to the Senior Creditors.

(c)     Pre-existing business relationship; Experience. Lender has a pre-existing business relationship with Borrower and has such knowledge and experience in financial and business matters: (a) to be capable of evaluating the merits and risks of the loan to Borrower, (b) to make an informed decision relating thereto, and (c) to protect its own interests in connection with the transaction contemplated by this Agreement.

5.     Notices. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party will be in writing and will be given by delivery in person, by facsimile transmission, by email or other electronic communication, by overnight courier or by registered or certified mail, postage prepaid (and will be deemed given when delivered if delivered by hand, when transmission confirmation is received if delivered by facsimile, three (3) days after mailing if mailed by United States mail, and one (1) business day after deposited with an overnight courier service if delivered by overnight courier), as follows:

If to Borrower:	Flux Power, Inc. Attn: President 985 Poinsettia Avenue, Suite A Vista, California 92081 rdutt@fluxpwr.com

If to Lender:	Esenjay Investments, LLC Attn: Howard Williams 500 N. Water, Suite 1100S Corpus Christi, TX 78471 Williams@epc-cc.com

or at such other address of which any party may, from time to time, advise the other party by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or facsimile (with confirmation) thereof.

6.     Entire Agreement. This Agreement, the Loan Documents, and the other agreements entered into in connection herewith supersede all prior negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties hereto.

7.     Successors. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns.

8.     Headings. The section headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Exhibit 10.1

9.     Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without reference to principles of conflict of law and, in the event of any litigation or other dispute in connection with this Agreement or any of the exhibits attached hereto, the venue and jurisdiction of which shall be in Los Angeles County, California.

10.     Delay, Etc. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy, nor constitute any course of dealing or performance hereunder.

11.     Costs and Attorneys’ Fees. If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party’s costs, including, without limitation, the court costs and reasonable attorneys’ fees incurred therein, including any and all appeals or petitions therefrom.

12.     Waiver and Amendment. Any of the terms and provisions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written instrument executed by such party. This Agreement may be amended only by an agreement in writing executed by the parties hereto.

13.     Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts (any of which may be delivered by fax or electronic mail transmission), each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement effective as of the date first above written.

BORROWER: Flux Power, Inc., a California corporation

By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

LENDER: Esenjay Investments, LLC

By:	/s/ Howard Williams
Howard Williams, Treasurer

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